EXHIBIT 99.1

Predictive Oncology Inc. Reports Q3 Results; Revenues Increase 58%

MINNEAPOLIS, Nov. 15, 2019 (GLOBE NEWSWIRE) -- Predictive Oncology Inc., (NASDAQ: POAI) (“Predictive Oncology” or “the Company”) an artificial intelligence (AI) and data-driven functional precision medicine company with the mission of improving the standard of care for cancer patients through innovative data-driven products and services announced financial results for the quarter ended September 30, 2019 and provided a business update.

Financial Results

Revenue for the quarter ended September 30, 2019 was $522,696 compared with $329,930 for the same period of 2018, a 58 percent increase year over year. Revenue included the sale of 19 STREAMWAY systems and disposable supplies, compared to 10 sales of the system in the comparable period of 2018. Cost of sales was $208,096 in the third quarter of 2019, compared to $83,006 in Q3 2018. Gross profit margin declined to 60% percent versus 75% in the third quarters of 2019 and 2018 respectively. Operating expenses for the quarter ended September 30, 2019 declined to $707,414 compared to $723,939 for the third quarter of 2018. General and administrative expenses were $2,616,991, compared to $762,603 during the same period of the previous year. Sales and marketing expenses also declined to $434,955 in Q3 2019 compared to $621,465 for the previous year.

Business highlights of the third quarter of 2019 through recent weeks include:

  Initial models in progress with Interpace Diagnostics for Thyroid.
  Helomics has initiated pilot sequencing (48 samples)
  ChemImage additional validation utilizing our platform and AI (D-CHIP) in prostate cancer.
  Specicare “Pioneer” Precision Medicine trial in progress (All tumor types)
  Predictive Oncology continues to execute on Cancer Quest 2020 leveraging unique assets:
  TumorGenesis has initiated, with its global distributor, U.S. Biological Corp. the building of media kits to allow the growth of ovarian cancer cells in their labs.
  Clinically validated patient-derived (PDx) tumor profiling platform to generate drug response profiles and multi-omic data.
  Data on drug response profiles of over 150,000 tumors across 137 cancer types using the PDx platform in over 10+ years of clinical testing.
  The Skyline Medical division sold 19 STREAMWAY units in Q3.

Dr. Carl Schwartz, the Company’s Chief Executive Officer commented, “I am very pleased with the growth and development of our unique assets, Helomics and Tumor Genesis, and the and the increase in international interest in our Skyline products. The future looks very bright.”

About Predictive Oncology Inc.

Predictive Oncology (Nasdaq: POAI) operates through five segments (Domestic, International, Clinical, CRO and DCHIP), which contain four subsidiaries; Helomics, TumorGenesis, Skyline Medical and Skyline Europe. Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform (D- CHIP) to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.predictive-oncology.com.

Forward-looking Statements

Certain of the matters discussed in the press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include (i) risks related to the recent merger with Helomics, including the fact that the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; and the market price of the Company’s common stock may decline as a result of the merger; (ii) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (iii) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; Predictive’s ability to implement its long range business plan for various applications of its technology; Predictive’s ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of Predictive’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov. This is not a solicitation to buy or sell securities and does not purport to be an analysis of Predictive’s financial position. See Predictive’s most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:

Charles Moskowitz
Email: info@MoneyInfo-llc.com
Telephone: 339-660-7457

Bob Myers
Email: bmyers@skylinemedical.com
Telephone: 651-389-4800

	September 30, 2019	December 31, 2018

ASSETS
Current Assets:
Cash and Cash Equivalents	$98,599	$162,152
Accounts Receivable	372,119	232,602
Notes Receivable (inclusive of $0 and $452,775 in advances to Helomics; net of $787,524 and $0 in allowance for credit losses)	250,000	497,276
Inventories	210,350	241,066
Prepaid Expense and other assets	131,558	318,431
Total Current Assets	1,062,626	1,451,527

Notes Receivable	-	1,112,524
Fixed Assets, net	1,633,750	180,453
Intangibles, net	4,508,433	964,495
Lease Right-of-Use Assets	886,712	-
Goodwill	23,790,290	-
Total Assets	$31,881,811	$3,708,999

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$3,762,468	$445,689
Notes Payable –Net of Discounts of $499,215 and $1,032,814	4,470,380	1,634,914
Accrued Expenses	1,807,188	1,279,114
Derivative Liability	210,762	272,745
Deferred Revenue	30,638	23,065
Lease Liability – Net of Long-term Portion	500,732	-
Total Current Liabilities	10,782,168	3,655,527

Lease Liability	385,980	-
Total Liabilities	11,168,148	3,655,527

Stockholders’ Equity:
Series E Convertible Preferred Stock, $.01 par value, 350 shares authorized, 257.7 and 0 shares outstanding (Liquidation value $2,577,000)	3	-
Series B Convertible Preferred Stock, $.01 par value, 20,000,000 shares authorized, 79,246 and 79,246 outstanding	792	792
Series D Convertible Preferred Stock, $.01 par value, 20,000,000 shares authorized, 3,500,000 and 0 outstanding	35,000	-
Common Stock, $.01 par value, 100,000,000 shares authorized, 3,149,751 and 1,409,175 outstanding	31,497	14,092
Additional paid-in capital	89,590,908	63,146,533
Accumulated Deficit	(68,944,537)	(63,107,945)

Total Stockholders' Equity	20,713,663	53,472

Total Liabilities and Stockholders' Equity	$31,881,811	$3,708,999

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$522,696	$329,930	$1,064,088	$1,100,108
Cost of goods sold	208,096	83,006	400,202	309,320
Gross margin	314,600	246,924	663,886	790,788
General and administrative expense	2,616,991	762,603	7,425,305	2,708,274
Operations expense	707,414	723,939	2,445,238	1,390,434
Sales and marketing expense	434,955	621,465	1,674,200	1,726,087
Total operating loss	(3,444,760)	(1,861,083)	(10,880,857)	(5,034,007)
Gain on revaluation of cash advances to Helomics	-	-	1,222,244	-
Other income	15,084	-	65,293	-
Other expense	578,836	-	1,967,895	-
Loss on equity method investment	-	645,786	439,637	1,606,294
Gain on revaluation of equity method investment	-	-	6,164,260	-
Net loss	$(4,008,512)	$(2,506,869)	$(5,836,592)	$(6,640,301)
Deemed dividend on Series E Convertible Preferred Stock	125,801	-	146,199	-
Net loss attributable to common shareholders per common shares – basic and diluted	$(4,134,313)	$(2,506,869)	$(5,982,791)	$(6,640,301)

Loss per common share - basic and diluted	$(1.31)	$(1.89)	$(2.32)	$(5.45)

Weighted average shares used in computation - basic and diluted	3,146,609	1,325,261	2,581,014	1,217,829